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                                  Exhibit 5.1



                                                 November 13, 1995


Whitman Medical Corp.
485E U.S. Highway 1 South
Iselin, New Jersey 08830

RE:   WHITMAN MEDICAL CORP.
      FORM S-3 REGISTRATION STATEMENT COVERING 609,038 SHARES OF COMMON STOCK BEING OFFERED BY A SELLING SHAREHOLDER

Gentlemen:

      We have acted as counsel for Whitman Medical Corp., a New Jersey corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), relating to the public resale by a Selling Shareholder of up to 609,038 shares (the "Selling Shareholder Shares") of the Company's common stock, no par value (the "Common Stock").

      In that connection, we have examined the Articles of Incorporation and By-laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, certificates representing the Selling Shareholder Shares, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.








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      Based upon the foregoing, we are of the opinion that:

      1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of New Jersey.

      2. The Selling Shareholder Shares have been duly authorized and are validly issued, and when released from escrow to the Selling Shareholder, will be fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

      By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or are otherwise within the category of persons described in Section 11(a)(4) of the Act.

                                           Very truly yours,


                                       /s/ ROBINSON, ST. JOHN & WAYNE
                                           ROBINSON, ST. JOHN & WAYNE